Exhibit 99.1

ViewRay Announces Preliminary Fourth Quarter and Full Year 2019 Results

CLEVELAND, Ohio, January 13, 2020—ViewRay, Inc. (NASDAQ: VRAY) today announced preliminary results for the fourth quarter and full fiscal year ended December 31, 2019. The preliminary results have not been audited and are subject to change.

Selected Fourth Quarter and Full Year 2019 Preliminary Results:

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Total revenue of approximately $17 million in the fourth quarter of 2019, primarily from three revenue units including one system upgrade, compared to total revenue of $21 million, primarily from four revenue units including one system upgrade, in the fourth quarter of 2018.

•

Received four new orders for MRIdian systems totaling approximately $21 million in the fourth quarter of 2019, compared to eight new orders totaling approximately $49 million in the fourth quarter of 2018.

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Full year 2019 revenue of approximately $88 million, primarily from 15 revenue units, including two system upgrades, compared to 2018 revenue of approximately $81 million, primarily from 15 revenue units, including two system upgrades.

•	Total backlog was approximately $227 million as of December 31, 2019.

•

Cash and cash equivalents were approximately $227 million as of December 31, 2019. Cash burn in the fourth quarter of 2019, excluding the impact of the December 2019 financing, was approximately $3 million.

•	Chief Commercial Officer Jim Alecxih will be leaving the company effective January 17, 2020. At this time the company does not intend to backfill the Chief Commercial Officer role.

“In 2019 we built significant organizational expertise, made progress on our innovation and clinical pipelines, and fortified our balance sheet,” said Scott Drake, President and CEO. “We are now better positioned than ever to improve the treatment paradigm for cancer patients. Today we also announced that Jim Alecxih, our Chief Commercial Officer, will be leaving the company to pursue other opportunities. We thank Jim for his service."

Financial guidance for 2020 will be provided on the company’s fourth quarter earnings conference call later this year.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purposely built to deliver high-precision radiation without unnecessary beam distortion, and consequently, help to mitigate skin toxicity and other safety concerns that may otherwise arise when high magnetic fields interact with radiation beams.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay's financial guidance for the full year 2019 and ViewRay's conference call to discuss its fourth quarter results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, and the timing of delivery of ViewRay's products, the timing, results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its 2019 Quarterly Reports on Form 10-Q, as updated periodically with the company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact

Investor Relations:

Michaella Gallina

Chief of Staff, Head of Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Karen Hackstaff

Vice President, Strategy and Brand

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com